Exhibit 99.1

Accelerant Announces Second Quarter 2026 Results

Accelerant Cancels Earnings Conference Call Following Announcement of Agreement with

Thoma Bravo to Become a Private Company

Second Quarter 2026 Results

•	Exchange Written Premium of $1.32 billion grew 23% year-over-year

•	Third-Party Direct Written Premium accounted for 47% of Exchange Written Premium volume

•	Pre-tax income of $87 million, net income of $80 million, and net income per diluted share of $0.36

•	Adjusted net income of $70 million increased 165% over the prior year, and adjusted net income per diluted share of $0.32 increased 146% over the prior year

•	Adjusted EBITDA of $93.1 million and adjusted EBITDA margin was 30.6%, up from 29.0% in the prior year

•	Repurchased 4,725,968 Class A common shares for $66 million; the company has approximately $123 million of remaining authorization under its share repurchase program

ATLANTA—(BUSINESS WIRE)— Accelerant Holdings (NYSE: ARX), the data-driven risk exchange platform transforming the specialty insurance marketplace through the Accelerant Risk Exchange, today announced financial results for the second quarter ended June 30, 2026.

“Accelerant has been building the preeminent specialty insurance marketplace since our founding in 2018, said Jeff Radke, Chairman and CEO. “I am proud of what the Accelerant teams has accomplished, and I believe partnering with Thoma Bravo with their expertise, and vast financial and strategic resources will further position our unique, data fueled platform to be the rails on which specialty insurance runs.”

Jeff Radke continued, “We had a great second quarter financially, operationally, and strategically. Financially, we delivered strong growth in exchange written premium, third-party premium, and adjusted EBITDA. Operationally, we continued to execute at a fast pace. We grew with third-party insurers and connected them directly to our Risk Capital Partners, and introduced our front door data AI agent, ARC, which recognizes, classifies, and structures data the moment it arrives to Accelerant. Strategically, we facilitated the formation of a new third-party insurance company and announced enhanced partnership agreements with three existing Accelerant Risk Exchange Insurers. We also rolled out new value-added services for Members including AI office hours and the Accelerant Talent Portal.”

“Our second quarter financial results highlight the attractive growth and durability of our business,” said Linda S. Huber, Accelerant’s Chief Financial Officer. “Exchange Written Premium grew 23% year-over-year and trailing twelve months premiums are now $4.6 billion. Our fee-based operating revenue and adjusted EBITDA, which we define as consolidated results less the underwriting segment, increased 56% and 91%, respectively, compared to the 2025 second quarter. We look forward to working with Thoma Bravo to grow the business alongside our employees, Members, and Risk Capital Partners.”

Second Quarter 2026 Key Results

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, unless indicated)	2026	2025	2026	2025
Number of members	314	248	314	248
Net revenue retention	111%	151%	111%	151%
Exchange written premium	$1,322.3	$1,072.3	$2,461.0	$2,057.5
Accelerant direct written premium	53%	73%	56%	77%
Third-party direct written premium	47%	27%	44%	23%
Accelerant-retained exchange premium	13%	6%	13%	6%
Exchange written premium growth rate	23%	42%	20%	53%
Total revenues	$356.9	$219.1	$630.2	$397.1
Gross loss ratio	52.0%	50.5%	52.0%	51.8%
Income before income taxes	$87.4	$22.3	$89.4	$37.8
Net income	$80.0	$13.1	$75.9	$20.9
Non-GAAP financial measures (1)
Operating revenues (1)	$303.9	$219.2	$577.1	$393.2
Adjusted EBITDA (1)	$93.1	$63.6	$159.2	$102.4
Adjusted EBITDA margin (1)	31%	29%	28%	26%
Adjusted net income (1)	$70.0	$26.4	$107.7	$43.7
Adjusted earnings per diluted share (1)	$0.32	$0.13	$0.49	$0.21

(1)

Information regarding the non-GAAP financial measures included in this press release, including definitions of these measures, reconciliations to the most comparable GAAP measures and limitations related thereto, is described below under “Use of Non-GAAP Financial Measures” and in the tables attached to this press release. Beginning with first quarter of 2026, Accelerant updated definitions for these non-GAAP financial measures to exclude the impact of net realized and unrealized investment gains or losses. Net realized and unrealized investment gains (losses) were $53.0 million and $(0.1) million in the second quarter of 2026 and 2025, respectively, and $53.1 million and $3.9 million in the first six months of 2026 and 2025, respectively. Figures for the second quarter and first six months of 2025 in the table above were recast to reflect the new presentation.

Transaction with Thoma Bravo

In a separate press release issued today, we announced a definitive agreement to be acquired by Thoma Bravo. A copy of the press release can be found on the investor relations page of Accelerant’s website at https://investor.accelerant.ai.

Given the agreement with Thoma Bravo, the Company will not be hosting a conference call to discuss its results for the second quarter ended June 30, 2026, which was originally scheduled for 8:00 a.m. Eastern Time on Thursday, August 13, 2026. In addition, Accelerant will not provide guidance for the third quarter of 2026 or the full year of 2026 as a result of the pending transaction.

About Accelerant

Accelerant is a data-driven risk exchange connecting underwriters of specialty insurance risk with risk capital providers. Accelerant was founded in 2018 by a group of longtime insurance industry executives and technology experts who shared a vision of rebuilding the way risk is exchanged – so that it works better, for everyone. The Accelerant Risk Exchange does business across 22 different countries and approximately 700 specialty insurance products.

Accelerant generates revenue by charging fees on the Exchange Written Premium shared with Risk Capital Partners that rely on Accelerant to source, manage, and monitor portfolios of specialty risk. There was $4.59 billion in Exchange Written Premium during the trailing twelve months ended June 30, 2026. Accelerant harnesses advanced data analytics and AI to optimize risk management, align incentives across the insurance value chain, and provide transparent and efficient solutions for MGAs and Risk Capital partners globally.

Investor Relations	Media Relations
Ray Iardella	Laurel Pierce
ray.iardella@accelins.com	laurel.pierce@teamhighwire.com
investors@accelerant.ai

Forward-Looking Statements

All statements in this release and in the corresponding earnings call that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. Accelerant Holdings (“we” or “our”) generally identifies forward-looking statements by use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “will” or “would,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, including growth of our various markets, and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions, or future events or performance contained in this release and in the corresponding earnings call are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Accelerant’s Annual Report on Form 10-K for the year ended December 31, 2025 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as may be supplemented in Accelerant’s subsequent Quarterly Reports on Form 10-Q and in other periodic and current reports filed by Accelerant with the SEC, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect our share price.

Use of Non-GAAP Financial Measures

In assessing the performance of our business, non-GAAP financial measures are used that are derived from our consolidated financial information but are not presented in our consolidated financial statements prepared in accordance with U.S. GAAP. We consider these non-GAAP financial measures to be useful metrics for management and investors to evaluate our financial performance by excluding certain items that are related to our non-core business operations and therefore are not considered to be directly attributable to our underlying operating performance.

These non-GAAP financial measures, as described below, should not be considered substitutes for the reported results prepared in accordance with U.S. GAAP and should not be considered in isolation or as alternatives to U.S. GAAP net income or net (loss) as indicators of our financial performance. Although we use these non-GAAP financial measures to assess the performance of our business, such use is limited because it does not include certain material costs necessary to operate our business. Our presentation of these non-GAAP financial measures should not be construed as indications that our future results will be unaffected by unusual or non-recurring items. These non-GAAP financial measures, as determined and presented by us, may not be comparable to related or similarly titled measures reported by other companies.

The following non-GAAP financial measures are used in this document or in other disclosures we make from time to time:

Adjusted EBITDA, Adjusted Net Income, and Adjusted Earnings per Diluted Share

We define “Adjusted EBITDA” as U.S. GAAP net income (loss) less the impact of depreciation and amortization, interest expenses, income tax expenses and the following items:

i.

Net realized and unrealized gains (losses) on investments: Primarily represents changes in fair value of investment funds, realized gains and losses on dispositions of investments, and changes in fair value of certain other equity security investments accounted for under the measurement alternative where we adjust fair value based on observable price movements in such, or similar, investments.

ii.

Other expenses: Represents costs related to our non-core business operations, primarily related to our global enterprise resource planning system and integrated financial reporting systems, and legal and advisory costs in connection with corporate development activities including mergers and acquisitions, capital raising activities and entity formations that support our growing business, and Mission profit sharing expenses (including periodic buy-outs of existing awards).

iii.

Non-recurring profits interest distribution expenses resulting from the IPO: Represents non-cash profits interest distribution expenses related to the settlement of all outstanding profits interest awards through the distribution of our 65,270,453 Class A common shares held by Accelerant Holdings LP to certain of our officers and employees that fully vested upon the IPO. These expenses were entirely offset by a corresponding capital contribution for that distribution of shares. These expenses only occurred at one point in time (July 2025) and will not recur.

iv.

Share-based compensation expenses included within general and administrative expenses: Represents non-cash expense related to the fair value of share-based equity awards granted to employees and directors, including restricted stock units and stock options and other awards that can settle in cash, recognized over the requisite service period for the awards.

v.

Net foreign currency exchange gains (losses): Represents non-cash foreign currency gains or losses related to transactions in currencies other than an operation’s functional currency and are excluded both on the basis of volatility and that such amounts are largely offset by corresponding changes in other comprehensive income primarily based on our intercompany reinsurance.

We define “Adjusted Net Income” as U.S. GAAP net income (loss) excluding the impact of the following items:

i.	net realized and unrealized gains (losses) on investments;

ii.	other expenses;

iii.	non-recurring profits interest distribution expenses resulting from the IPO;

iv.	share-based compensation expenses included within general and administrative expenses;

v.	the tax effect of the above adjustments.

We define “Adjusted Earnings per Diluted Share” as adjusted net income for a period divided by the corresponding weighted average diluted shares on a U.S. GAAP basis. (GAAP diluted shares are used for simplicity and that any difference from recalculating such diluted shares using adjusted income is expected to be immaterial.)

Operating Revenues

We define “Operating Revenues” as U.S. GAAP revenues excluding the impact of net realized and unrealized gains (losses) on investments.

Adjusted EBITDA Margin

We define “Adjusted EBITDA Margin” as Adjusted EBITDA divided by Operating Revenues. Adjusted EBITDA Margin is an internal performance measure used in the management of our operations.

The reconciliation of the above non-GAAP measures to each of their most directly comparable GAAP financial measures is set forth in the reconciliation table accompanying this document.

Accelerant Holdings

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(expressed in millions of US dollars, except per share data)	2026	2025	2026	2025
Revenues
Ceding commission income	$75.1	$101.6	$155.6	$172.3
Direct commission income	92.5	34.2	143.3	62.3
Net earned premiums	129.1	70.6	258.9	133.6
Net investment income	7.2	12.8	19.3	25.0
Net realized gains on investments	26.0	0.4	26.1	2.7
Net unrealized gains (losses) on investments	27.0	(0.5)	27.0	1.2

Total revenues	356.9	219.1	630.2	397.1
Expenses
Losses and loss adjustment expenses	71.7	51.3	153.5	96.5
Amortization of deferred acquisition costs	34.8	18.2	68.4	35.3
General and administrative expenses	129.5	89.1	253.3	164.4
Interest expenses	2.4	2.5	4.9	5.1
Depreciation and amortization	10.4	8.3	20.4	15.7
Net foreign exchange (gains) losses	(6.1)	14.2	(4.2)	17.3
Other expenses	26.8	13.2	44.5	25.0

Total expenses	269.5	196.8	540.8	359.3

Income before income taxes	87.4	22.3	89.4	37.8
Income tax expense	(7.4)	(9.2)	(13.5)	(16.9)

Net income	80.0	13.1	75.9	20.9
Adjustment for net income attributable to non-controlling interests	(1.3)	(4.3)	(2.4)	(5.6)

Net income attributable to Accelerant common shareholders	$78.7	$8.8	$73.5	$15.3

Net income attributable to Accelerant per common share:
Basic	$0.36	$0.05	$0.33	$0.09
Diluted	$0.36	$0.04	$0.33	$0.07
Weighted-average common shares outstanding:
Basic	218,412,430	166,185,094	220,188,399	166,185,094
Diluted	219,690,786	205,948,671	221,095,865	205,913,393

Accelerant Holdings

Condensed Consolidated Balance Sheets

(in millions, except share data)

(unaudited)

	June 30, 2026	December 31, 2025
(expressed in millions of US dollars, except share data)
Assets
Investments
Short-term investments available for sale, at fair value (amortized cost 2026: $86.4 and 2025: $41.5)	$86.4	$41.6
Fixed maturity securities available for sale, at fair value (amortized cost 2026: $577.8 and 2025: $665.6)	575.8	670.4
Equity method investments	13.0	10.4
Other investments	88.1	84.0

Total investments	763.3	806.4
Cash, cash equivalents and restricted cash	1,656.3	1,799.3
Premiums receivable (net of allowance 2026: $5.1 and 2025: $4.6)	1,156.9	1,077.9
Ceded unearned premiums	1,775.6	1,812.4
Reinsurance recoverables on unpaid losses and LAE	2,092.9	1,682.3
Other reinsurance recoverables	941.8	594.2
Deferred acquisition costs	105.4	76.9
Goodwill and other intangible assets, net	110.5	115.1
Capitalized technology development costs, net	106.4	100.5
Other assets	234.2	198.1

Total assets	$8,943.3	$8,263.1

Liabilities and shareholders’ equity
Unpaid losses and loss adjustment expenses	$2,273.7	$2,005.4
Unearned premiums	2,177.2	2,163.0
Payables to reinsurers	1,570.1	1,220.6
Deferred ceding commissions	225.1	232.5
Funds held under reinsurance	1,164.8	1,200.3
Debt	120.1	121.3
Accounts payable and other liabilities	668.3	593.6

Total liabilities	8,199.3	7,536.7
Commitments and contingencies
Equity
Shareholders’ equity
Common shares (par value $0.000001 per share, issued and outstanding 2026: Class A - 118,278,172; Class B - 98,639,873 and 2025: Class A - 114,580,918; Class B - 107,241,428)	—	—
Additional paid-in capital	2,191.8	2,232.4
Accumulated other comprehensive (loss) income	(11.0)	2.2
Accumulated deficit	(1,463.4)	(1,536.9)

Total Accelerant shareholders’ equity	717.4	697.7

Non-controlling interests	26.6	28.7

Total equity	744.0	726.4

Total liabilities and equity	$8,943.3	$8,263.1

Accelerant Holdings

Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Six Months Ended June 30,
(expressed in millions of US dollars)	2026	2025
Cash flows from operating activities
Net income	$75.9	$20.9
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Non-cash revenues, expenses, gains and losses included in net (loss) income:
Net realized gains on investments	(26.1)	(2.7)
Net unrealized gains on investments	(27.0)	(1.2)
Earnings from equity method investments	(1.9)	(1.2)
Share-based compensation expenses	51.7	5.4
Depreciation and amortization	20.4	15.7
Deferred income tax (benefit) expense	1.7	(10.7)
Net foreign exchange (gains) losses	(4.2)	17.3
Net accretion of discount on fixed maturity securities and short-term investments	(3.8)	(3.9)
Other, net	0.4	0.4
Changes in operating assets and liabilities:
Premiums receivable	(85.0)	(112.7)
Ceded unearned premiums	31.3	(325.1)
Reinsurance recoverables on unpaid losses and loss adjustment expenses	(54.7)	(327.1)
Other reinsurance recoverables	(352.1)	(112.7)
Deferred acquisition costs	(28.0)	9.8
Unpaid losses and loss adjustment expenses	289.4	321.2
Unearned premiums	34.5	282.9
Payables to reinsurers	355.1	253.1
Deferred ceding commissions	(13.8)	59.5
Funds held under reinsurance	(396.5)	230.9
Other assets, accounts payable and other liabilities	42.7	(10.5)

Net cash (used in) provided by operating activities	(90.0)	309.3
Cash flows from investing activities
Proceeds from sales of:
Fixed maturity securities	227.7	80.8
Other investments	50.9	—
Maturities of fixed maturity securities	28.7	28.9
Payments for purchases of:
Fixed maturity securities	(174.3)	(262.9)
Equity method investments	(1.4)	(0.4)
Net change in short-term investments	(43.6)	(10.2)
Purchases of subsidiaries, net of cash acquired	(9.4)	(1.4)
Capitalized technology development expenditures	(19.9)	(17.3)
Other, net	(0.6)	(0.3)

Net cash (used in) provided by investing activities	58.1	(182.8)
Cash flows from financing activities
Acquisition of common shares	(82.6)	—
Credit facility borrowings	—	5.0
Payment of debt	(1.6)	—
Acquisition of non-controlling interests in subsidiaries	(11.6)	—
Dividends paid to non-controlling interests	(1.7)	(4.1)

Net cash (used in) provided by financing activities	(97.5)	0.9
Net decrease in cash, cash equivalents and restricted cash	(129.4)	127.4
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	(13.6)	58.1
Cash, cash equivalents and restricted cash at beginning of period	1,799.3	1,273.0

Cash, cash equivalents and restricted cash at end of period	$1,656.3	$1,458.5

Accelerant Holdings

Financial Information by Segment

(in millions)

(unaudited)

	Three Months Ended June 30, 2026
(in millions)	Exchange Services	MGA Operations	Underwriting	Total Segments	Corporate and Other	Consolidation and elimination adjustments	Total
Revenues
Ceding commission income	$—	$—	$1.1	$1.1	$—	$74.0	$75.1
Direct commission income
Affiliated entities	56.5	31.4	—	87.9	—	(87.9)	—
Unaffiliated entities	54.6	37.9	—	92.5	—	—	92.5
Net earned premiums	—	—	129.1	129.1	—	—	129.1
Net investment income	0.7	0.8	3.7	5.2	2.0	—	7.2

Operating revenues	111.8	70.1	133.9	315.8	2.0	(13.9)	303.9
Losses and loss adjustment expenses	—	—	71.7	71.7	—	—	71.7
Amortization of deferred acquisition costs	—	—	48.4	48.4	—	(13.6)	34.8
General and administrative expenses	37.8	39.8	11.9	89.5	22.6	(7.8)	104.3

Adjusted EBITDA	$74.0	$30.3	$1.9	$106.2	$(20.6)	$7.5	$93.1

Net realized gains on investments							26.0
Net unrealized gains on investments							27.0
Share-based compensation expenses							(25.2)
Interest expenses							(2.4)
Depreciation and amortization							(10.4)
Net foreign exchange gains							6.1
Other expenses							(26.8)

Income before income taxes							$87.4

Accelerant Holdings

Financial Information by Segment (continued)

(in millions)

(unaudited)

	Three Months Ended June 30, 2025
(in millions)	Exchange Services	MGA Operations	Underwriting	Total Segments	Corporate and Other	Consolidation and elimination adjustments	Total
Revenues
Ceding commission income	$—	$—	$29.6	$29.6	$—	$72.0	$101.6
Direct commission income
Affiliated entities	69.0	39.0	—	108.0	—	(108.0)	—
Unaffiliated entities	15.6	18.6	—	34.2	—	—	34.2
Net earned premiums	—	—	70.6	70.6	—	—	70.6
Net investment income	1.1	0.9	9.7	11.7	1.1	—	12.8

Operating revenues	85.7	58.5	109.9	254.1	1.1	(36.0)	219.2
Losses and loss adjustment expenses	—	—	51.3	51.3	—	—	51.3
Amortization of deferred acquisition costs	—	—	27.9	27.9	—	(9.7)	18.2
General and administrative expenses	30.0	33.8	14.8	78.6	16.4	(8.9)	86.1

Adjusted EBITDA	$55.7	$24.7	$15.9	$96.3	$(15.3)	$(17.4)	$63.6

Net realized gains on investments							0.4
Net unrealized losses on investments							(0.5)
Share-based compensation expenses							(3.0)
Interest expenses							(2.5)
Depreciation and amortization							(8.3)
Net foreign exchange losses							(14.2)
Other expenses							(13.2)

Income before income taxes							$22.3

Accelerant Holdings

Financial Information by Segment (continued)

(in millions)

(unaudited)

	Six months ended June 30, 2026
(in millions)	Exchange Services	MGA Operations	Underwriting	Total Segments	Corporate and Other	Consolidation and elimination adjustments	Total
Revenues
Ceding commission income	$—	$—	$11.1	$11.1	$—	$144.5	$155.6
Direct commission income
Affiliated entities	129.2	60.2	—	189.4	—	(189.4)	—
Unaffiliated entities	81.0	62.3	—	143.3	—	—	143.3
Net earned premiums	—	—	258.9	258.9	—	—	258.9
Net investment income	1.6	1.7	12.9	16.2	3.1	—	19.3

Operating revenues	211.8	124.2	282.9	618.9	3.1	(44.9)	577.1
Losses and loss adjustment expenses	—	—	153.5	153.5	—	—	153.5
Amortization of deferred acquisition costs	—	—	97.4	97.4	—	(29.0)	68.4
General and administrative expenses	70.5	77.1	23.6	171.2	41.9	(17.1)	196.0

Adjusted EBITDA	$141.3	$47.1	$8.4	$196.8	$(38.8)	$1.2	$159.2

Net realized gains on investments							26.1
Net unrealized gains on investments							27.0
Share-based compensation expenses							(57.3)
Interest expenses							(4.9)
Depreciation and amortization							(20.4)
Net foreign exchange gains							4.2
Other expenses							(44.5)

Income before income taxes							$89.4

Accelerant Holdings

Financial Information by Segment (continued)

(in millions)

(unaudited)

	Six months ended June 30, 2025
(in millions)	Exchange Services	MGA Operations	Underwriting	Total Segments	Corporate and Other	Consolidation and elimination adjustments	Total
Revenues
Ceding commission income	$—	$—	$48.8	$48.8	$—	$123.5	$172.3
Direct commission income
Affiliated entities	128.0	70.5	—	198.5	—	(198.5)	—
Unaffiliated entities	26.8	35.5	—	62.3	—	—	62.3
Net earned premiums	—	—	133.6	133.6	—	—	133.6
Net investment income	1.7	1.8	19.7	23.2	1.8	—	25.0

Operating revenues	156.5	107.8	202.1	466.4	1.8	(75.0)	393.2
Losses and loss adjustment expenses	—	—	96.5	96.5	—	—	96.5
Amortization of deferred acquisition costs	—	—	52.7	52.7	—	(17.4)	35.3
General and administrative expenses	53.8	65.0	26.3	145.1	30.9	(17.0)	159.0

Adjusted EBITDA	$102.7	$42.8	$26.6	$172.1	$(29.1)	$(40.6)	$102.4

Net realized gains on investments							2.7
Net unrealized gains on investments							1.2
Share-based compensation expenses							(5.4)
Interest expenses							(5.1)
Depreciation and amortization							(15.7)
Net foreign exchange losses							(17.3)
Other expenses							(25.0)

Income before income taxes							$37.8

Accelerant Holdings

Reconciliation of GAAP to Non-GAAP Financial Results

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Net income	$80.0	$13.1	$75.9	$20.9
Adjustments:
Net realized gains on investments	(26.0)	(0.4)	(26.1)	(2.7)
Net unrealized (gains) losses on investments	(27.0)	0.5	(27.0)	(1.2)
Share-based compensation expenses	25.2	3.0	57.3	5.4
Other expenses	26.8	13.2	44.5	25.0
Tax effect of adjustments to net income (1)	(9.0)	(3.0)	(16.9)	(3.7)

Adjusted net income (2)	$70.0	$26.4	$107.7	$43.7
Adjustments:
Add back tax effect of adjustments to net income	9.0	3.0	16.9	3.7
Income tax expense	7.4	9.2	13.5	16.9
Interest expenses	2.4	2.5	4.9	5.1
Depreciation and amortization	10.4	8.3	20.4	15.7
Net foreign exchange (gains) losses	(6.1)	14.2	(4.2)	17.3

Adjusted EBITDA (2)	$93.1	$63.6	$159.2	$102.4
Total revenues	356.9	219.1	630.2	397.1
Less: net realized and unrealized (gains) losses on investments	(53.0)	0.1	(53.1)	(3.9)

Operating revenues (2)	$303.9	$219.2	$577.1	$393.2
Adjusted EBITDA margin (2)	31%	29%	28%	26%

Adjusted net income (2)	$70.0	$26.4	$107.7	$43.7
Weighted-average shares outstanding - diluted	219,690,786	205,948,671	221,095,865	205,913,393

Adjusted earnings per diluted share (2)	$0.32	$0.13	$0.49	$0.21

(1)

The tax effect of the adjustments to net income for each period presented were calculated using the statutory tax rates for each of our legal entities where such revenue and expense adjustments were incurred, including certain non-taxing jurisdictions. The statutory tax rates used in the calculations were adjusted in instances where our legal entities have applied full valuation allowances to their respective deferred tax assets of unutilized net operating losses. As such, the tax effect for the respective years varies based on the jurisdictional mix of where the revenue and expense adjustment were incurred in each year.

(2)

Beginning with first quarter of 2026, Accelerant updated the definitions for the above non-GAAP financial measures to exclude the impact of net realized and unrealized investment gains or losses. Net realized and unrealized investment gains (losses) were $53.0 million and $(0.1) million in the second quarter of 2026 and 2025, respectively, and $53.1 million and $3.9 million in the first six months of 2026 and 2025, respectively. Figures for the second quarter and first six months of 2025 in the table above were recast to reflect the new presentation.